ENDO REPORTS SECOND-QUARTER 2024 FINANCIAL RESULTS
Raises 2024 Financial Expectations
Provides 2025 Financial Expectations
MALVERN, Pa., August 27, 2024 -- Endo, Inc. (“Endo” or the “Company”) (OTCQX: NDOI), a diversified specialty pharmaceutical company transforming insights into life-enhancing therapies, today reported financial results for the second-quarter ended June 30, 20241. Endo acquired substantially all of the assets of Endo International plc (“EIP”) on April 23, 2024, as contemplated by EIP’s plan of reorganization (the “Plan”).
The Company continues executing its strategy of becoming a vibrant growth company. With second-quarter results which exceeded internal expectations, the Company is raising 2024 full-year financial expectations and is also providing 2025 financial expectations, which represent a return to growth.
ENDO SECOND-QUARTER FINANCIAL PERFORMANCE
(in thousands)

	Successor	Predecessor	Non-GAAP	Predecessor	Non-GAAP
	Three Months Ended June 30, 2024	Period From April 1, 2024 through April 23, 2024	Combined Three Months Ended June 30, 2024	Three Months Ended June 30, 2023	% Change 2024 vs. 2023
Branded Pharmaceuticals	$146,151	$78,918	$225,069	$212,377	6%
Sterile Injectables	$56,474	$34,297	$90,771	$137,028	(34)%
Generic Pharmaceuticals	$69,722	$40,360	$110,082	$178,579	(38)%
International Pharmaceuticals	$11,816	$8,892	$20,708	$18,868	10%
Total Revenues, Net	$284,163	$162,467	$446,630	$546,852	(18)%
Reported Net (Loss) Income	$(148,776)	$6,527,549	$6,378,773	$23,438	NM
Adjusted Net Income (a)	$28,122	$76,571	$104,693	$230,705	(55)%
Adjusted EBITDA (a)	$89,691	$86,090	$175,781	$243,417	(28)%
__________
(a)The information presented in the table above includes non-GAAP financial measures such as Adjusted Net Income and Adjusted EBITDA. Please refer to the “Supplemental Financial Information” section below for reconciliations of certain non-GAAP financial measures to the most directly comparable GAAP financial measures.
ENDO CONSOLIDATED FINANCIAL RESULTS
Total revenues in the combined second-quarter 2024 (as defined below under “Supplemental Financial Information - Non-GAAP Financial Measures”) were $447 million, a decrease of 18% compared to $547 million in second-quarter 2023. This decrease was primarily attributable to decreased revenues from the Generic Pharmaceuticals and Sterile Injectables segments, partially offset by increased revenues from the Branded Pharmaceuticals segment.
1 As required by GAAP, due to the application of Fresh Start Accounting, results for the quarter must be presented separately for the predecessor period from April 1, 2024 through April 23, 2024 (the “Predecessor” period) and the successor three months ended June 30, 2024 (the “Successor” period). However, to facilitate comparison of our operating results against the relevant prior periods the Company has combined the results of the Predecessor and Successor periods as non-GAAP measures (“combined” results).

Net Income in the combined second-quarter 2024 was $6,379 million compared to $23 million in second-quarter 2023. This change was primarily due to gains arising from the Plan’s implementation and the application of fresh start accounting.
Adjusted Net Income in the combined second-quarter 2024 was $105 million compared to $231 million in second-quarter 2023. This change was primarily due to decreased revenues.
BRANDED PHARMACEUTICALS SEGMENT
Branded Pharmaceuticals segment revenues were $225 million in the combined second-quarter 2024, representing a 6% increase compared to $212 million in second-quarter 2023.
Specialty Products revenues were $162 million in the combined second-quarter 2024, representing a 2% decrease compared to $165 million in second-quarter 2023. This change was primarily due to a decrease in SUPPRELIN® LA revenues due to lower volumes and a decrease in NASCOBAL® Nasal Spray revenues due to generic competition, partially offset by an increase in XIAFLEX® revenues.
XIAFLEX® revenues were $127 million in the combined second-quarter 2024, representing an 8% increase compared to $117 million in second-quarter 2023. This increase was driven by increased net selling price and underlying demand growth that was in-line with internal expectations. XIAFLEX® volume increased 8% compared to first quarter 2024 and decreased slightly compared to second-quarter 2023 due to changes in channel inventory.
Established Products revenues were $63 million in the combined second-quarter 2024, representing a 33% increase compared to $47 million in second-quarter 2023. This increase was primarily due to an approximately $10 million favorable change in non-recurring, non-cash adjustments between the second-quarter 2024 and second-quarter 2023 related to previously discontinued products as well as increased revenues related to products that experienced temporary supply disruptions in 2023.
STERILE INJECTABLES SEGMENT
Sterile Injectables segment revenues were $91 million in the combined second-quarter of 2024, representing a 34% decrease compared to $137 million in second-quarter 2023. This decrease was primarily attributable to a non-recurring payment of $33 million received from Novavax, Inc. in second-quarter 2023 to settle a dispute related to a previous manufacturing and services agreement and competitive pressures, partially offset by revenues from 2023 new product launches.
GENERIC PHARMACEUTICALS SEGMENT
Generic Pharmaceuticals segment revenues were $110 million in the combined second-quarter 2024, representing a 38% decrease compared to $179 million in second-quarter 2023. This decrease was primarily attributable to competitive pressure across multiple products including varenicline tablets, the generic version of Chantix®, and dexlansoprazole delayed release capsules, the generic version of Dexilant®, partially offset by increased revenues from lidocaine patch 5%, the generic version of LIDODERM®.
INTERNATIONAL PHARMACEUTICALS SEGMENT
International Pharmaceuticals segment revenues were $21 million in the combined second-quarter 2024 compared to $19 million during second-quarter 2023.
BALANCE SHEET AND LIQUIDITY
As of June 30, 2024, Endo had approximately $294 million in unrestricted cash and cash equivalents.

Combined second-quarter 2024 net cash used in operating activities was approximately $698 million compared to approximately $127 million net cash provided by operating activities during second-quarter 2023. This change was primarily driven by the settlement of certain claims during the predecessor period in connection with the Plan.
During second-quarter 2024, the Company used the proceeds from the issuance of a $1.5 billion senior secured term loan facility and $1.0 billion senior secured notes due in 2031, along with the proceeds from a $500 million equity rights offering, to acquire substantially all of EIP’s assets in connection with the Plan.
FINANCIAL EXPECTATIONS
Endo is updating its financial expectations for the full-year ending December 31, 2024, inclusive of the predecessor and successor periods.

	Prior Outlook	Current Outlook
($ in millions)
Total Revenues, Net	$1,685 - $1,770	$1,720 - $1,780
Adjusted EBITDA	$615 - $645	$635 - $655
Assumptions:
Segment Revenues:
Branded Pharmaceuticals	$860 - $905	$875 - $905
Sterile Injectables	$370 - $390	$370 - $390
Generic Pharmaceuticals	$395 - $415	$410 - $420
International Pharmaceuticals	~$60	~$65
Adjusted Gross Margin as a Percentage of Total Revenues, Net	~67%	~67%
Adjusted Operating Expenses	$585 - $605	$595 - $615
In light of recent developments related to the expected timing of certain new product launches included in long term projections disclosed by EIP in connection with its Chapter 11 process, Endo is providing financial expectations for the full-year ending December 31, 2025, compared to mid-point of full-year 2024 expectations.

Full-year 2025
($ in millions)
Total Revenues, Net	Low-single digit % growth
Adjusted EBITDA	Mid to high-single digit % growth
Assumptions:
Segment Revenues:
Branded Pharmaceuticals	Low to mid-single digit % growth
Sterile Injectables	Low to mid-single digit % growth
Generic Pharmaceuticals	Flat to mid-single digit % decline
International Pharmaceuticals	Flat
The foregoing information includes financial guidance, expectations and other forward-looking statements based on Endo’s current views, beliefs, estimates and assumptions, and it updates and supersedes all guidance, projections, forecasts, plans, expectations and other forward-looking statements for any time period(s) previously provided by EIP or Endo. Endo expressly disclaims any intent or obligation to update such forward-looking statements whether as a result of new information, future developments or otherwise and will not do so except as required by law. Actual results may differ materially and adversely from these and any other forward-looking statements, as further discussed below under the heading “Cautionary Note Regarding Forward-Looking Statements.”

CONFERENCE CALL INFORMATION
Endo will host a conference call to discuss this press release later today, August 27, 2024, at 8:00 a.m. ET.
To participate in the call, please dial 800-836-8184 (U.S. and Canada toll-free) or 646-357-8785 (outside the U.S.) or join the live webcast at http://investor.endo.com/events. Please join 10 minutes prior to the scheduled start time.
A replay of the webcast will be available within 24 hours at investor.endo.com.

LIDODERM® is a U.S. registered trademark of Teikoku Pharma USA, Inc.
Dexilant® is a registered trademark of Takeda Pharmaceutical U.S.A., Inc.
Chantix® is a registered trademark of Pfizer Inc.

FINANCIAL SCHEDULES
The following table presents unaudited Total revenues, net (dollars in thousands):

	Successor	Predecessor	Non-GAAP	Predecessor	Non-GAAP
	Three Months Ended June 30, 2024	Period From April 1, 2024 through April 23, 2024	Combined Three Months Ended June 30, 2024	Three Months Ended June 30, 2023	% Change 2024 vs. 2023
Specialty Products:
XIAFLEX®	$87,054	$39,588	$126,642	$117,291	8%
SUPPRELIN® LA	14,518	6,078	20,596	28,223	(27)%
Other Specialty (1)	9,339	5,902	15,241	19,839	(23)%
Total Specialty Products	$110,911	$51,568	$162,479	$165,353	(2)%
Established Products:
PERCOCET®	$13,910	$9,348	$23,258	$26,445	(12)%
TESTOPEL®	8,382	2,734	11,116	11,600	(4)%
Other Established (2)	12,948	15,268	28,216	8,979	NM
Total Established Products	$35,240	$27,350	$62,590	$47,024	33%
Total Branded Pharmaceuticals (3)	$146,151	$78,918	$225,069	$212,377	6%
Sterile Injectables:
ADRENALIN®	$14,642	$11,233	$25,875	$27,133	(5)%
VASOSTRICT®	7,926	7,356	15,282	24,419	(37)%
Other Sterile Injectables (4)	33,906	15,708	49,614	85,476	(42)%
Total Sterile Injectables (3)	$56,474	$34,297	$90,771	$137,028	(34)%
Total Generic Pharmaceuticals (5)	$69,722	$40,360	$110,082	$178,579	(38)%
Total International Pharmaceuticals (6)	$11,816	$8,892	$20,708	$18,868	10%
Total revenues, net	$284,163	$162,467	$446,630	$546,852	(18)%
__________
(1)Products included within Other Specialty include AVEED® and NASCOBAL® Nasal Spray.
(2)Products included within Other Established include, but are not limited to, EDEX®.
(3)Individual products presented above represent the top two performing products in each product category for either the combined three months ended June 30, 2024 and/or any product having revenues in excess of $25 million during any period presented for 2024 or 2023.
(4)Products included within Other Sterile Injectables include, but are not limited to, APLISOL®. During the second quarter of 2023, Endo International plc and/or certain of its subsidiaries executed a Settlement Agreement and Release of Claims with Novavax, Inc. (the Novavax Settlement Agreement) to resolve a dispute under a previous manufacturing services agreement. For the three months ended June 30, 2023, the cash and non-cash consideration received in connection with the Novavax Settlement Agreement made up approximately 7% of consolidated total revenue. No individual product within Other Sterile Injectables has exceeded 5% of consolidated total revenues for the periods presented.
(5)The Generic Pharmaceuticals segment is comprised of a portfolio of products that are generic versions of branded products, are distributed primarily through the same wholesalers, generally have limited or no intellectual property protection and are sold within the U.S. Lidocaine patch 5% (the generic version of LIDODERM®), made up approximately 8%, for the combined three months ended June 2024, of consolidated revenues. Varenicline tablets (Endo’s generic version of Pfizer Inc.’s Chantix®), which launched in September 2021, made up 10%, for the three months ended June 30, 2023, of consolidated total revenues.
(6)No individual product within the International Pharmaceuticals segment accounted for more than 5% of consolidated total revenues for any of the periods presented.

The following table presents the unaudited Condensed Consolidated Statement of Operations (in thousands):

	Successor	Predecessor
	Three Months Ended June 30, 2024	Period From April 1, 2024 through April 23, 2024	Three Months Ended June 30, 2023
TOTAL REVENUES, NET	$284,163	$162,467	$546,852
COSTS AND EXPENSES:
Cost of revenues	333,695	60,539	233,852
Selling, general and administrative	95,992	28,323	137,729
Research and development	22,448	6,120	28,037
Acquired in-process research and development	—	—	—
Litigation-related and other contingencies, net	—	200	28,013
Asset impairment charges	—	1,799	—
Acquisition-related and integration items, net	(130)	(817)	365
Interest expense (income), net	44,669	(2)	120
Reorganization items, net	—	(6,328,145)	84,267
Other expense (income), net	246	(493)	179
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX	$(212,757)	$6,394,943	$34,290
INCOME TAX (BENEFIT) EXPENSE	(63,981)	50,629	10,279
(LOSS) INCOME FROM CONTINUING OPERATIONS	$(148,776)	$6,344,314	$24,011
DISCONTINUED OPERATIONS, NET OF TAX	—	183,234	(573)
NET (LOSS) INCOME	$(148,776)	$6,527,548	$23,438
NET (LOSS) INCOME PER SHARE—BASIC:
Continuing operations	$(1.95)	$26.97	$0.10
Discontinued operations	—	0.78	—
Basic	$(1.95)	$27.75	$0.10
NET (LOSS) INCOME PER SHARE—DILUTED:
Continuing operations	$(1.95)	$26.97	$0.10
Discontinued operations	—	0.78	—
Diluted	$(1.95)	$27.75	$0.10
WEIGHTED AVERAGE SHARES:
Basic	76,156	235,220	235,220
Diluted	76,156	235,220	235,220

The following table presents unaudited Total revenues, net (dollars in thousands):

	Successor	Predecessor	Non-GAAP	Predecessor	Non-GAAP
	Six Months Ended June 30, 2024	Period From January 1, 2024 through April 23, 2024	Combined Six Months Ended June 30, 2024	Six Months Ended June 30, 2023	% Change 2024 vs. 2023
Specialty Products:
XIAFLEX®	$87,054	$152,638	$239,692	$214,201	12%
SUPPRELIN® LA	14,518	26,213	40,731	51,800	(21)%
Other Specialty (1)	9,339	21,120	30,459	41,533	(27)%
Total Specialty Products	$110,911	$199,971	$310,882	$307,534	1%
Established Products:
PERCOCET®	$13,910	$33,892	$47,802	$52,501	(9)%
TESTOPEL®	8,382	13,225	21,607	22,589	(4)%
Other Established (2)	12,948	32,626	45,574	27,326	67%
Total Established Products	$35,240	$79,743	$114,983	$102,416	12%
Total Branded Pharmaceuticals (3)	$146,151	$279,714	$425,865	$409,950	4%
Sterile Injectables:
ADRENALIN®	$14,642	$38,601	$53,243	$52,708	1%
VASOSTRICT®	7,926	34,309	42,235	50,370	(16)%
Other Sterile Injectables (4)	33,906	59,621	93,527	135,205	(31)%
Total Sterile Injectables (3)	$56,474	$132,531	$189,005	$238,283	(21)%
Total Generic Pharmaceuticals (5)	$69,722	$143,677	$213,399	$376,759	(43)%
Total International Pharmaceuticals (6)	$11,816	$26,052	$37,868	$37,127	2%
Total revenues, net	$284,163	$581,974	$866,137	$1,062,119	(18)%
__________
(1)Products included within Other Specialty include AVEED® and NASCOBAL® Nasal Spray.
(2)Products included within Other Established include, but are not limited to, EDEX®.
(3)Individual products presented above represent the top two performing products in each product category for the combined six months ended June 30, 2024 and/or any product having revenues in excess of $25 million during any completed quarterly period for 2024 or 2023.
(4)No individual product within Other Sterile Injectables has exceeded 5% of consolidated total revenues for the periods presented.
(5)For the combined six months ended June 30, 2024, lidocaine patch 5% (the generic version of LIDODERM®), made up approximately 8% of consolidated total revenues. For the six months ended June 30, 2023, varenicline tablets (Endo’s generic version of Pfizer Inc.’s Chantix®), which launched in September 2021, made up 13% of consolidated total revenues. For the six months ended June 30, 2023, dexlansoprazole delayed release capsules (Endo’s generic version of Takeda Pharmaceuticals USA, Inc.’s Dexilant®), which launched in November 2022, made up 5% of consolidated total revenues.
(6)No individual product within the International Pharmaceuticals segment accounted for more than 5% of consolidated total revenues for any of the periods presented.

The following table presents the unaudited Condensed Consolidated Statement of Operations (in thousands):

	Successor	Predecessor
	Six Months Ended June 30, 2024	Period From January 1, 2024 through April 23, 2024	Six Months Ended June 30, 2023
TOTAL REVENUES, NET	$284,163	$581,974	$1,062,119
COSTS AND EXPENSES:
Cost of revenues	333,695	259,552	466,594
Selling, general and administrative	95,992	158,391	288,522
Research and development	22,448	32,022	55,740
Acquired in-process research and development	—	750	—
Litigation-related and other contingencies, net	—	200	43,213
Asset impairment charges	—	2,103	146
Acquisition-related and integration items, net	(130)	(196)	762
Interest expense (income), net	44,669	(2)	229
Reorganization items, net	—	(6,125,099)	169,619
Other expense, net	246	5,262	54
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX	$(212,757)	$6,248,991	$37,240
INCOME TAX (BENEFIT) EXPENSE	(63,981)	58,512	16,052
(LOSS) INCOME FROM CONTINUING OPERATIONS	$(148,776)	$6,190,479	$21,188
DISCONTINUED OPERATIONS, NET OF TAX	—	182,839	(1,029)
NET (LOSS) INCOME	$(148,776)	$6,373,318	$20,159
NET (LOSS) INCOME PER SHARE—BASIC:
Continuing operations	$(1.95)	$26.32	$0.09
Discontinued operations	—	0.78	—
Basic	$(1.95)	$27.10	$0.09
NET (LOSS) INCOME PER SHARE—DILUTED:
Continuing operations	$(1.95)	$26.32	$0.09
Discontinued operations	—	0.78	—
Diluted	$(1.95)	$27.10	$0.09
WEIGHTED AVERAGE SHARES:
Basic	76,156	235,220	235,218
Diluted	76,156	235,220	235,662

The following table presents the unaudited Condensed Consolidated Balance Sheet (in thousands):

	Successor	Predecessor
	June 30, 2024	December 31, 2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$293,536	$777,919
Restricted cash and cash equivalents	166,851	167,702
Accounts receivable	365,778	386,919
Inventories, net	659,027	246,017
Other current assets	85,421	89,944
Total current assets	$1,570,613	$1,668,501
TOTAL NON-CURRENT ASSETS	3,385,427	3,468,793
TOTAL ASSETS	$4,956,040	$5,137,294
LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable and accrued expenses, including legal settlement accruals	$516,232	$537,736
Other current liabilities	83,326	1,058
Total current liabilities	$599,558	$538,794
LONG-TERM DEBT, LESS CURRENT PORTION, NET	2,426,503	—
OTHER LIABILITIES	97,022	100,192
LIABILITIES SUBJECT TO COMPROMISE	—	11,095,868
SHAREHOLDERS’ EQUITY (DEFICIT)	1,832,957	(6,597,560)
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)	$4,956,040	$5,137,294

The following table presents the unaudited Condensed Consolidated Statement of Cash Flow data (in thousands):

	Successor	Predecessor
	Six Months Ended June 30, 2024	Period From January 1, 2024 through April 23, 2024	Six Months Ended June 30, 2023
OPERATING ACTIVITIES:
Net (loss) income	$(148,776)	$6,373,318	$20,159
Adjustments to reconcile Net (loss) income to Net cash provided by (used in) operating activities	220,615	(7,117,959)	169,255
Net cash provided by (used in) operating activities	$71,839	$(744,641)	$189,414
INVESTING ACTIVITIES:
Capital expenditures, excluding capitalized interest	(8,921)	(19,751)	(53,516)
Acquisitions, including in-process research and development, net of cash and restricted cash acquired	—	(750)	—
Proceeds from sale of business and other assets	1,631	2,188	2,259
Proceeds from the U.S. Government Agreement	1,161	7,728	19,354
Net cash used in investing activities	$(6,129)	$(10,585)	$(31,903)
FINANCING ACTIVITIES:
Payments on borrowings, including certain adequate protection payments, net (a)	—	(2,783,950)	(291,689)
Proceeds from issuance of debt and equity, net of other payments	(2,767)	2,907,558	(5,382)
Net cash (used in) provided by financing activities	$(2,767)	$123,608	$(297,071)
Effect of foreign exchange rate	439	(1,998)	944
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS	$63,382	$(633,616)	$(138,616)
CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS, BEGINNING OF PERIOD	397,005	1,030,621	1,249,241
CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS, END OF PERIOD	$460,387	$397,005	$1,110,625
__________
(a)Beginning during the third quarter of 2022, EIP became obligated to make certain adequate protection payments as a result of its previously disclosed Chapter 11 proceedings.

SUPPLEMENTAL FINANCIAL INFORMATION
Non-GAAP Financial Measures
To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides certain financial information of Endo, Inc. in this release that are not prescribed by or prepared in accordance with GAAP. The Company utilizes these non-GAAP financial measures as supplements to financial measures determined in accordance with GAAP when evaluating operating performance and the Company believes that these measures will be used by certain investors to evaluate operating results. The Company believes that presenting these non-GAAP financial measures provides useful information about performance across reporting periods on a consistent basis by excluding certain items, which may be favorable or unfavorable, as more fully described in the reconciliation tables below.
As required by GAAP, results for the quarter must be presented separately for the predecessor period from April 1, 2024 through April 23, 2024 (the “Predecessor” period) and the successor three months ended June 30, 2024 (the “Successor” period). However, to facilitate comparison of our operating results against the relevant prior periods the Company has combined the results of the Predecessor and Successor periods as non-GAAP measures (“combined” results).
Despite the importance of these measures to management in goal setting and performance measurement, the Company stresses that these are non-GAAP financial measures that have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted EBITDA and non-GAAP adjusted net income (unlike GAAP net income and its components) may differ from, and may not be comparable to, the calculation of similar measures of other companies. These non-GAAP financial measures are presented solely to permit investors to more fully understand how management assesses performance.
These non-GAAP financial measures should not be viewed in isolation or as substitutes for, or superior to, financial measures calculated in accordance with GAAP. Investors are encouraged to review the reconciliations of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures. However, the Company does not provide reconciliations of projected non-GAAP financial measures to GAAP financial measures, nor does it provide comparable projected GAAP financial measures for such projected non-GAAP financial measures. The Company is unable to provide such reconciliations without unreasonable efforts due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for asset impairments, contingent consideration adjustments, legal settlements, gain / loss on extinguishment of debt, adjustments to inventory and other charges reflected in the reconciliation of historic numbers, the amounts of which could be significant.
The tables below provide reconciliations of certain of the non-GAAP financial measures included in this release to their most directly comparable GAAP metrics. Refer to the “Notes to the Reconciliations of GAAP and Non-GAAP Financial Measures” section below for additional details regarding the adjustments to the non-GAAP financial measures detailed throughout this Supplemental Financial Information section.

Reconciliation of Net Loss (GAAP) to EBITDA (non-GAAP) and Adjusted EBITDA (non-GAAP)
The following table provides a reconciliation of Net (loss) income (GAAP) to Adjusted EBITDA (non-GAAP) (in thousands):

	Successor	Predecessor (a)
	Three Months Ended June 30, 2024	Period From April 1, 2024 through April 23, 2024	Three Months Ended June 30, 2023
Net (loss) income (GAAP)	$(148,776)	$6,527,548	$23,438
Income tax (benefit) expense, net	(63,981)	50,630	10,279
Interest expense (income), net	44,669	(3)	120
Depreciation and amortization (1)	60,352	18,030	$77,130
EBITDA (non-GAAP)	$(107,736)	$6,596,205	$110,967
Asset impairment charges (2)	—	1,799	—
Acquisition & Divestitures (3)	191,857	(817)	365
Restructuring or similar transactions (4)	5,324	—	14,281
Reorganization items, net (5)	—	(6,328,145)	84,267
Other (6)	246	282	32,964
Discontinued Operations (8)	—	(183,234)	573
Adjusted EBITDA (non-GAAP)	$89,691	$86,090	$243,417
__________
(a)Certain prior period non-GAAP adjustments have been reclassified to conform to the current period presentation. Unless otherwise noted in the footnotes below, there have been no changes to the adjustment amounts.
Reconciliation of Net (Loss) Income (GAAP) to Adjusted Net Income (non-GAAP)
The following table provides a reconciliation of Endo’s Net (Loss) income (GAAP) to Adjusted Net Income (non-GAAP) (in thousands):

	Successor	Predecessor (a)
	Three Months Ended June 30, 2024	Period From April 1, 2024 through April 23, 2024	Three Months Ended June 30, 2023
Net (Loss) income (GAAP)	$(148,776)	$6,527,548	$23,438
Non-GAAP adjustments:
Asset impairment charges (2)	—	1,799	—
Acquisition & Divestitures (3)	240,938	14,264	64,915
Restructuring or similar transactions (4)	5,324	1	14,281
Reorganization items, net (5)	—	(6,328,145)	84,267
Other (6)	246	32	34,582
Tax adjustments (7)	(69,610)	44,307	8,649
Discontinued Operations (8)	—	(183,234)	573
Adjusted Net Income (non-GAAP)	$28,122	$76,572	$230,705
__________
(a)Certain prior period non-GAAP adjustments have been reclassified to conform to the current period presentation. Unless otherwise noted in the footnotes below, there have been no changes to the adjustment amounts.

Reconciliation of Select Other Adjusted Income Statement Data (non-GAAP)
The following tables provide detailed reconciliations of select other income statement data for Endo, Inc. between the GAAP and non-GAAP measure (in thousands):

	Three Months Ended June 30, 2024 (Successor)
	Cost of revenues	Gross profit (a)	Gross margin (a)	Total operating expenses (b)	Reorganization items, net	Other expense, net	Income tax (benefit) expense
Reported (GAAP)	$333,695	$(49,532)	(17.4)%	$118,310	$—	$246	$(63,981)
Items impacting comparability:
Acquisition & Divestitures (3)	(241,068)	241,068		130	—	—	—
Restructuring or similar transactions (4)	(7)	7		(5,317)	—	—	—
Other (6)	—	—		—	—	(246)	—
Tax adjustments (7)	—	—		—	—	—	69,610
Non-GAAP	$92,620	$191,543	67.4%	$113,123	$—	$—	$5,629

	Period From April 1, 2024 through April 23, 2024 (Predecessor) (c)
	Cost of revenues	Gross profit (a)	Gross margin (a)	Total operating expenses (b)	Reorganization items, net	Other (income) expense, net	Income tax expense
Reported (GAAP)	$60,539	$101,928	62.7%	$35,624	$(6,328,145)	$(492)	$50,629
Items impacting comparability:
Asset impairment charges (2)	—	—		(1,799)	—	—	—
Acquisition & Divestitures (3)	(15,081)	15,081		818	—	—	—
Restructuring or similar transactions (4)	(1)	1		—	—	—	—
Reorganization items, net (5)	—	—		—	6,328,145	—	—
Other (6)	—	—		(778)	—	746	—
Tax adjustments (7)	—	—		—	—	—	(44,309)
Non-GAAP	$45,457	$117,010	72.0%	$33,865	$—	$254	$6,320

	Three Months Ended June 30, 2023 (c)
	Cost of revenues	Gross profit (a)	Gross margin (a)	Total operating expenses (b)	Reorganization items, net	Other expense (income), net	Income tax expense
Reported (GAAP)	$233,852	$313,000	57.2%	$194,144	$84,267	$299	$10,279
Items impacting comparability:
Acquisition & Divestitures (3)	(64,550)	64,550		(365)	—	—	—
Restructuring or similar transactions (4)	(489)	488		(13,793)	—	—	—
Reorganization items, net (5)	—	—		—	(84,267)	—	—
Other (6)	—	—		(32,660)	—	(1,922)	—
Tax adjustments (7)	—	—		—	—	—	(8,649)
Non-GAAP	$168,813	$378,038	69.1%	$147,326	$—	$(1,623)	$1,630
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(a)Gross profit is calculated as total revenues less cost of revenues. Gross margin is calculated as gross profit divided by total revenues. Adjusted gross profit is calculated as total revenues less adjusted cost of sales. Adjusted gross margin is calculated as adjusted gross profit divided by total revenues.
(b)Total operating expenses is calculated as the total of: (i) Selling, general and administrative; (ii) Research and development; (iii) Acquired in-process research and development; (iv) Litigation-related and other contingencies, net; (v) Asset impairment charges; and (vi) Acquisition related and integration items, net.
(c)Certain prior period non-GAAP adjustments have been reclassified to conform to the current period presentation. Unless otherwise noted in the footnotes below, there have been no changes to the adjustment amounts.

Notes to the Reconciliations of GAAP and Non-GAAP Financial Measures
Notes to certain line items included in the reconciliations of the GAAP financial measures to the non-GAAP financial measures are as follows:
(1)    Depreciation and amortization and Share-based compensation amounts per the Adjusted EBITDA reconciliations do not include amounts reflected in other lines of the reconciliations, including amounts related to restructuring or other transactions.
(2)    Adjustments for asset impairment charges included the following (in thousands):

	Successor	Predecessor
	Three Months Ended June 30, 2024	April 1, 2024 through April 23, 2024	Three Months Ended June 30, 2023
Property, plant and equipment impairment charges	$—	$1,799	$—
Total	$—	$1,799	$—

(3)    Adjustments for acquisitions and divestitures included the following (in thousands):

	Successor		Predecessor
	Three Months Ended June 30, 2024		April 1, 2024 through April 23, 2024		Three Months Ended June 30, 2023
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Amortization of inventory step-up	$191,987	$—	$—	$—	$—	$—
Fair value of contingent consideration	—	(130)	—	(818)	—	365
Amortization of intangible assets (a)	49,081	—	15,081	—	64,425	—
Other acquisition and divestiture items	—	—	—	—	125	—
Total	$241,068	$(130)	$15,081	$(818)	$64,550	$365
__________
(a)For the purposes of calculating Adjusted EBITDA (non-GAAP), amortization of intangible assets is excluded from the adjustments for acquisitions and divestitures as it is included as an adjustment to arrive at EBITDA (non-GAAP). Amortization of intangible assets is an adjustment included in the acquisitions and divestitures line item for the purposes calculating Adjusted Net Income (non-GAAP).
(4)    Adjustments for Restructuring or similar transactions included the following (in thousands):

	Successor		Predecessor
	Three Months Ended June 30, 2024		April 1, 2024 through April 23, 2024	Three Months Ended June 30, 2023
	Cost of revenues	Operating expenses	Cost of revenues	Cost of revenues	Operating expenses
Continuity and separation benefits	$—	$—	$—	$1,016	$14,092
Inventory adjustments	—	—	—	(528)	(322)
Other	7	5,317	1	—	23
Total	$7	$5,317	$1	$488	$13,793

(5)    Amounts relate to the net expense or income recognized during Endo International plc’s bankruptcy proceedings required to be presented as Reorganization items, net under Accounting Standards Codification Topic 852, Reorganizations.
(6)    The “Other” row included in the above reconciliation of Net (Loss) Income (GAAP) to Adjusted Net Income (non-GAAP) includes the following adjustments:

	Successor	Predecessor
	Three Months Ended June 30, 2024	April 1, 2024 through April 23, 2024			Three Months Ended June 30, 2023
	Other (Income)/Expense	Operating expenses	Other (Income)/Expense	Discontinued Operations	Operating expenses	Other (Income)/Expense	Discontinued Operations
Certain Legal Costs	$—	$578	$—	$—	$2,114	$—	$—
Legal Settlements	—	200	—	—	28,013	—	—
Foreign currency impact related to the re-measurement of intercompany debt instruments	246	—	(746)	—	—	1,923	—
Other	—	—	—	137,578	2,535	—	(573)
Total	$246	$778	$(746)	$137,578	$32,662	$1,923	$(573)
(7)    Adjusted income taxes are calculated by tax effecting adjusted pre-tax income and permanent book-tax differences at the applicable effective tax rate that will be determined by reference to statutory tax rates in the relevant jurisdictions in which Endo, Inc. or EIP operates. Adjusted income taxes include current and deferred income tax expense commensurate with the non-GAAP measure of profitability.
(8)    To exclude from the results of the Predecessor reported as discontinued operations. No portion of Endo, Inc.’s business is currently reported as a discontinued operation.

About Endo
Endo is a diversified specialty pharmaceutical company boldly transforming insights into life-enhancing therapies. Our passionate team members collaborate to develop and deliver these essential medicines. Together, we are committed to helping everyone we serve live their best life. Learn more at www.endo.com or connect with us on LinkedIn.
Predecessor and Successor Periods
As contemplated in the Plan, on April 23, 2024 (the “Effective Date”), Endo, Inc. acquired substantially all of the assets and certain equity interests of EIP. While the terms of the Plan were deemed to be effective as of 12:01 a.m. on April 23, 2024, the Company has used an accounting convenience date of 11:59 p.m. on April 23, 2024. The Company selected this date/time to align with the cash movements contemplated by the Plan that occurred throughout the day on the Effective Date. The cashflows associated with the Company’s ongoing operations that occurred on April 23, 2024, are included in the Successor period. The Company evaluated and concluded that the operational activity on April 23, 2024, unrelated to the Plan transactions, was immaterial and use of an accounting convenience date/time of the end of day on April 23, 2024 was appropriate.
The second-quarter financial statements reflect the application of fresh start accounting, which resulted in Endo becoming a new reporting entity for accounting and financial reporting purposes. Accordingly, our financial statements and notes following the Effective Date are not comparable to EIP’s financial statements prior to that date. Refer to the “Non-GAAP Financial Measures” section for additional information about the discrete Predecessor and Successor presentation in accordance with GAAP.
Endo, Inc. was incorporated as a Delaware corporation on December 5, 2023 and (i) from its formation on December 5, 2023 through the Effective Date, Endo, Inc. had no operations or business transactions or activities other than those taken in contemplation of the Plan including in connection with the incurrence of the Exit Financing Debt and those incidental to the preparation of its registration statement. All incidental charges have been capitalized in the Successor Condensed Consolidated Balance Sheet as incurred, primarily concentrated in the lead up to, or on, the Effective Date. As of the Effective Date, Endo, Inc. is a holding company and all of its business is conducted through its subsidiaries, and the financial results of such subsidiaries are consolidated in its financial statements.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements including, but not limited to any statements relating to financial guidance, expectations, plans or projections and any other statements that refer to expected, estimated, predicted or anticipated future results or that do not relate solely to historical facts. Statements including words such as "believes," "expects," "anticipates," "intends," "estimates," "plan," "will," "may," "look forward," "intends," "guidance," "future," “potential” or similar expressions are examples of forward-looking statements. Because these statements reflect Endo’s current views, expectations and beliefs concerning future events, they involve risks and uncertainties, some of which Endo may not currently be able to predict. Although Endo believes that these forward-looking statements and other information are based upon reasonable assumptions and expectations, readers should not place undue reliance on these or any other forward-looking statements and information. Actual results may differ materially and adversely from current expectations based on a number of factors, including, among other things, the following: the effects of the emergence of EIP’s operating assets from the Chapter 11 financial restructuring process, including as it relates to the accounting for the effects of the Plan and the application of fresh start accounting; changes in competitive, market or regulatory conditions; changes in legislation or regulations; the ability to obtain and maintain adequate protection for intellectual property rights; the impacts of competition such as those related to XIAFLEX®; the timing and uncertainty of the results of both the research and development and regulatory processes; health care and cost containment reforms, including government pricing, tax and reimbursement policies; litigation; the performance including the approval, introduction and consumer and physician acceptance of current and new products; the performance of third parties upon whom we rely for goods and services; issues associated with our supply chain; our ability to develop and expand our product pipeline and to launch new products and to continue to develop the market for XIAFLEX® and other branded, sterile injectable or unbranded products; the effectiveness of advertising and other promotional campaigns; and the timely and successful implementation of business development opportunities and/or any other strategic priorities. Endo assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required under applicable securities laws. Additional information concerning risk factors, including those referenced above, can be found in press releases issued by Endo and in Endo’s public filings with the U.S. Securities and Exchange Commission, including the discussion under the heading “Risk Factors” in Endo’s final prospectus pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with Endo’s Form S-1/A.
Copies of the Company's press releases and additional information about the Company are available at www.endo.com or you can contact the Company's Investor Relations Department at investor.relations@endo.com.
SOURCE Endo, Inc.

Media:	Investors:
Linda Huss	Laure Park
media.relations@endo.com	investor.relations@endo.com
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